Exhibit 5.1

525 W. Monroe Street
Chicago, IL 60661-3693
312.902.5200 tel
312.902.1061 fax

May 6, 2010

RLI Corp.
9025 North Lindbergh Drive

Peoria, Illinois 61615

Re:	RLI Corp. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to RLI Corp. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the registration by the Company of up to 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), which are issuable under the RLI Corp. Long-Term Incentive Plan (the “Plan”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certificate or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of rendering this opinion, including (a) the Registration Statement, (b) the Plan, (c) the Company’s Restated Articles of Incorporation, as amended, (d) the Company’s Restated By-Laws, (e) resolutions of the Company’s Board of Directors and Executive Resources Committee related to the Plan, (f) a specimen certificate representing the Common Stock for the Shares, and (g) such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, confirmed or reproduced copies.  We have also assumed that, at the time of the issuance of the Shares, any and all agreements related to the issuance of the Shares will have been duly executed and delivered by the Company and the recipient of the Shares.

Based upon and subject to the foregoing, it is our opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or the Shares have been registered and issued electronically into a book entry account maintained by the Company’s transfer agent through The Depository Trust Company or through the Direct Registration System and the Company’s Board of Directors or Executive Resources Committee has approved the issuance of awards with respect to the Shares under, and in accordance with, the Plan and the Business Corporation Act of 1983 of the State of Illinois, the Shares, when issued and delivered by the Company and, if applicable, paid for in accordance with the terms of the Plan and, to the extent applicable, the award agreements under the Plan, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the Business Corporation Act of 1983 of the State of Illinois, the applicable provisions of the Illinois constitution and the reported judicial decisions interpreting such laws.  We express no opinion as to the applicability of, compliance with, or effect of any other law or governmental requirement with respect to the Company.  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is given as of the date hereof and the effective date of the Registration Statement and we assume no obligation to advise you of any changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Katten Muchin Rosenman LLP